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                                   EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the references to our firm in the Post-Effective Amendment No.26 to the Registration Statement on Form N-1A of the Navellier Performance Funds and to the use of our report dated February 12, 2003 on the financial statements and financial highlights of Navellier Aggressive Growth Portfolio, Navellier Mid Cap Growth Portfolio, Navellier Aggressive Micro Cap Portfolio, Navellier Small Cap Value Portfolio, Navellier Large Cap Growth Portfolio, and Navellier Large Cap Value Portfolio, each a series of shares of The Navellier Performance Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2002 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

                                                     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 1, 2003

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